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Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to
18 U.S.C. Section 1350

        In connection with the Annual Report of AECOM Technology Corporation (the "Company") on Form 10-K for the quarterly period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, John M. Dionisio, Chief Executive Officer of the Company, and Michael S. Burke, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

          1.     The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

          2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN M. DIONISIO John M. Dionisio President and Chief Executive Officer December 12, 2007
/s/ MICHAEL S. BURKE Michael S. Burke Executive Vice President, Chief Financial Officer and Chief Corporate Officer December 12, 2007

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  Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350